UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2015

PARTY CITY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173690	20-1033029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 5, 2015 Party City Holdings Inc. (the “Issuer”), and the several guarantors thereunder entered into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers named in Schedule A to the Purchase Agreement, relating to the offering (the “Offering”) by the Issuer of $350 million aggregate principal amount of 6.125% senior notes due 2023.

A copy of the Purchase Agreement is filed as Exhibit 1.1 herewith and incorporated by reference herein.

On August 5, 2015, Party City Holdco Inc., the indirect parent of the Issuer issued a press release announcing the pricing of the Offering. A copy of this press release is attached as Exhibit 99.1 herewith and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Purchase agreement by and among Party City Holdings Inc., the guarantors thereunder and the initial purchasers party thereto

99.1	Press release issued by Party City Holdco Inc. on August 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDINGS INC.

Date: August 5, 2015	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

Exhibit Index

1.1	Purchase agreement by and among Party City Holdings Inc., the guarantors thereunder and the initial purchasers party thereto

99.1	Press release issued by Party City Holdco Inc. on August 5, 2015